U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

ENERGYTEC, INC.
(Exact name of registrant as specified in its charter)

(Commission File No. 000-50072)

Nevada	75-2835634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4965 Preston Park Boulevard, Suite 270–E, Plano, Texas 75093
(Address of Principal Executive Offices)

(972)–985–6715
(Registrant’s Telephone Number)

14785 Preston Road, Suite 550, Dallas, Texas 75254
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 8.01	Other Events.

New Directors

On February 22, 2007, the Board of Directors of Energytec, Inc., elected two persons to serve as directors to fill vacancies in the Board left by the resignations of two former directors. The two new directors are Wayne Hardin, age 67, and Ed Timmons, age 59. The election of the new directors represents part of the continuing effort of management to move Energytec beyond the years of mismanagement and misconduct that allegedly occurred through March 2006 under the former chief executive officer and chief financial officer, Frank W Cole, and to rebuild Energytec for the benefit of its stockholders and others interested in Energytec.

Mr. Hardin became the President and Chief Executive Officer of Bayou City Exploration, Inc., in November 2006. Bayou City Exploration is a publicly held company based in Houston, Texas, engaged in the business of exploring and developing oil and gas properties primarily in East and South Texas and Western Louisiana. For over five years prior to November 2006, Mr. Hardin was self-employed as a business consultant with a focus on the energy and mineral development sectors of the economy. Mr. Hardin is a registered petroleum engineer and a lawyer licensed to practice in Texas. He is a past Chairman of the Oil Recovery Committee of the Independent Petroleum Association of America and a past member of the National Gas Survey. Mr. Hardin has a B.S. in Petroleum Engineering from Louisiana State University, a Juris Doctor from South Texas College of Law, and a P.M.D. from the Harvard Graduate School of Business.

Mr. Timmons has, for over the past five years, been the President, a director, and principal owner of Timmons Wood Products, Inc., a closely-held business located in Santa Fe Springs, California engaged in the business of manufacturing markers and other products for the land survey industry and other specialty wood products for building and construction use.

Messrs. Hardin and Timmons will serve on the Audit Committee of the Board, Mr. Hardin will also serve on the Compensation Committee, and Mr. Timmons will also serve on the Nominating Committee.

Director Compensation

Since the beginning of January 2004, Energytec’s Directors have been compensated for attending meetings of the Board of Directors at the rate of $1,000 per meeting. Expenses incurred in attending meetings are also reimbursed. On February 22, 2007, the Board revised the compensation arrangement to provide that Directors will receive $1,000 for each Board meeting attended, $500 for each Board committee meeting attended, and reimbursement of expenses. Persons serving as chairman of a Committee will receive an additional $1,000 per year. Beginning in 2007, each Director will receive on March 1 options to purchase 100,000 shares of common stock exercisable for a term of three years at an exercise price equal to the average bid price for Energytec common stock over the five trading days prior to the grant date.

Bonus Payment

At the end of December 2006, Energytec was carrying a receivable from Don Lambert, our Chief Executive Officer, on a loan that originated in 2004 prior to the time Energytec became a reporting company under the Securities Exchange Act of 1934 and prior to the time Mr. Lambert became an executive officer. On February 22, 2007, the Board of Directors approved payment of a bonus to Mr. Lambert for his service in 2006 in the amount of $88,795, paid through cancellation of all principal and interest owed by Mr. Lambert to Energytec under the 2004 loan effective December 31, 2006. Mr. Lambert is required to include this amount in his taxable income for 2006.

Put Option Litigation

On or about February 8, 2007, Energytec was served with a complaint entitled Oil Is Fab & We Are Glad LLC, et al., v. Energytec, Inc., filed in 296th State Judicial District Court, Collin County, Texas, case no.296-00397-07. The complaint alleges that Energytec breached a put option contract by failing to make payment in November 2006 on shares of common stock put to Energytec under an agreement allegedly made by Energytec with the plaintiffs in 2005. Energytec is now evaluating the complaint for the purpose of determining how to respond.

Big Horn Thermal Recovery Project

In October 2006, Energytec entered into a Purchase and Sale Agreement with Big Horn Oil LLC for the Wyoming Thermal Recovery Project. The closing had been set for November 15, 2006, but the parties subsequently agreed to extend the closing to December 29, 2006. By the first week of January 2007, Energytec had obtained all of the confirmations required to convey the interests to be sold to Big Horn Oil under the Purchase Agreement. Soon after, Energytec completed and delivered the forms for all certificates, assignments, and other instruments required to close the transaction. The parties continued to work on these items with the understanding and expectation that the transaction would close as soon as the documents were complete. However, Energytec discovered that, despite verbal representations to Energytec and the broker for the transaction from Big Horn Oil to the contrary, Big Horn Oil had not received its funding to be used for payment of the purchase price for the Wyoming Thermal Recovery Project. Energytec subsequently requested an advance payment of $1,000,000 as a show of good faith that Big Horn Oil would close the transaction, and received verbal assurances that the funds were wired to Energytec. In fact, Big Horn Oil failed to wire any funds to Energytec. Through the month of February Energytec has continued to receive assurances from Big Horn Oil that funding was imminent, but to date we are not aware of any funding Big Horn Oil has received to close the transaction. Because of the benefits to be derived from the sale by Energytec and the holders of working interests and over-riding royalty interests in the Wyoming Thermal Recovery Project, Energytec has allowed Big Horn Oil to continue to delay closing in hopes that the transaction would close. However, Energytec believes this matter needs to be resolved one way or another, and has notified Big Horn Oil that the Purchase Agreement will be terminated at the close of business on March 7, 2007, if Energytec does not receive a non-refundable extension payment or assurances from third party funding sources that funds are on the way to Big Horn Oil to close the transaction. Should the Purchase Agreement be terminated, Energytec will begin exploring other options for the Wyoming Thermal Recovery Project. Furthermore, Energytec will pursue other sources of financing for operations and project development.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYTEC, INC.

Date: February 28, 2007	By:	/s/ Don Lambert
Don Lambert, Chief Executive Officer